Exhibit 10.43

EXECUTION VERSION	CONFIDENTIAL
AMENDMENT NO. 1
TO THE
AGREEMENT FOR GENERATION SERVICES
BETWEEN
GULF POWER COMPANY
AND
FLORIDA PUBLIC UTILITIES COMPANY
THIS AMENDMENT, effective as of the 25th day of January, 2011 (“Amendment No. 1”), amends the Agreement for Generation Services between Gulf Power Company (“Gulf Power”) and Florida Public Utilities Company (“FPUC”) dated as of December 28, 2006 (“Agreement”). Gulf Power and FPUC are individually referred to herein as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, pursuant to the Agreement, Gulf Power has agreed to sell to FPUC, and FPUC has agreed to purchase from Gulf Power, capacity and energy in order for FPUC to supply the native load electric requirements of FPUC’s Northwest Division;
WHEREAS, the Parties desire to amend the Agreement in order to modify the method for calculating the amount of capacity to be purchased by FPUC from Gulf Power, subject to the terms and conditions hereof; and
WHEREAS, the Parties desire to further amend the Agreement in order extend the term of the Agreement, subject to the terms and conditions hereof.

EXECUTION VERSION	CONFIDENTIAL
NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties each intending to be legally bound hereby agree as follows:
A. Amendments to Agreement.
Subject to the satisfaction of the condition set forth in Section B. 1 of this Amendment No. 1, the Parties hereby agree to amend and modify the Agreement as follows.
1. In Section 1.1 of the Agreement, the definition of “Monthly Capacity Rate” is hereby modified by adding the following capacity rates for the following years to the table within that definition:

Year	Capacity Rate ($/kW-Mo.)
2018	$12.25
2019	$12.80
2. In Section 1.1 of the Agreement, the definition of “Term” is hereby modified by replacing the date “December 31, 2017” with the date “December 31, 2019”.
3. Section 2.1 of the Agreement is hereby modified by replacing the reference to “December 31, 2017” with “December 31, 2019”.
4. Appendix A of the Agreement is hereby modified by replacing the reference to the year “2016” in the first paragraph with the year “2018”.
5. Appendix A of the Agreement is hereby modified by deleting Section D of that Appendix and replacing it with the revised Section D set forth in Attachment 1 to this Amendment No. 1.
6. Appendix A of the Agreement is hereby modified by deleting Section E of that Appendix and replacing it with the revised Section E set forth in Attachment 2 to this Amendment No. 1.
7. Exhibit 1 to Appendix A of the Agreement is hereby modified by: (a) replacing the words “Example Calculation of Capacity Purchase” with the words “Example Calculation of Capacity Purchase for Years 2008 through 2010”; and (b) adding to that exhibit the contents of Attachment 3 to this Amendment No. 1.

EXECUTION VERSION	CONFIDENTIAL
B. Regulatory.
1. By no later than January 31, 2011, FPUC shall make a filing with the FPSC requesting approval of this Amendment No. 1, without any modification or condition with respect to the Agreement other than as specifically set forth in Section A of this Amendment No. 1 (“Requested Approval”). After making such filing, FPUC shall utilize diligent efforts to obtain a Final Order that grants the Requested Approval by no later than July 31, 2011 (“Approval Deadline”). The amendments and modifications to the Agreement set forth in Section A of this Amendment No. 1 are expressly conditioned upon the receipt of a Final Order by the Approval Deadline that grants the Requested Approval. For purposes of this Amendment, a “Final Order” means an order of the FPSC that is no longer subject to appeal or further review by a court or other governmental authority.
2. FPUC shall promptly notify Gulf Power when it receives a ruling from the FPSC regarding the Requested Approval. FPUC shall keep Gulf Power reasonably informed as to the progress of its efforts to obtain the Requested Approval.
3. In the event that: (i) there is no Final Order by the Approval Deadline that grants the Requested Approval; or (ii) the FPSC issues an order or issuance denying the Requested Approval or an order or issuance requiring any modifications or conditions with respect to the Agreement or this Amendment No. 1 that are not specifically provided for in Section A of this Amendment No. 1, then in either case of (i) or (ii), this Amendment No. 1 shall immediately terminate and be rendered null and void, ab initio, without further action of the Parties; provided, however, Gulf Power shall be entitled to invoice, and FPUC shall pay, amounts as provided in the penultimate sentence of Section C below. If this Amendment No. 1 so terminates, the Agreement shall continue in full force effect as it existed prior to the execution by the Parties of this Amendment No. 1.

EXECUTION VERSION	CONFIDENTIAL
C. Adjustment of Invoices.
1. Consistent with the Parties’ intent to modify the method for determining the Capacity Purchase under Section D of Appendix A of the Agreement, commencing with the payment for capacity provided for January 2011, Gulf Power shall calculate the Monthly Capacity Payment for each Month utilizing a Capacity Purchase that is determined in accordance with the revised Section D of Appendix A under this Amendment No. 1 (each such Month, commencing with January 2011 being referred to as a “Modified Month”).
2. Notwithstanding the foregoing, in the event that this Amendment No. 1 terminates under Section B.3 above, in order for payments to be made in accordance with the original terms of this Agreement, Gulf Power shall be entitled to retroactively invoice FPUC for the full amount of the Monthly Capacity Payments for the Modified Months as such payments would have been calculated if this Amendment No. 1 had never existed (less any amounts previously paid by FPUC as Monthly Capacity Payments for such Months), plus interest at the Interest Rate. FPUC shall pay such invoiced amount in accordance with Article 6 of the Agreement.
D. Other Provisions.
1. Unless otherwise specifically provided in this Amendment No. 1, capitalized terms in this Amendment No. 1 shall have the meaning assigned to such terms in the Agreement.
2. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.
3. This Amendment No. 1 may be executed in multiple counterparts (including by facsimile, electronic mail, or similar electronic transmission device pursuant to which the signature of or on behalf of each party hereto can be seen), each of which shall be deemed an original and all of which shall constitute a single instrument.

EXECUTION VERSION	CONFIDENTIAL
4. This Amendment No. 1 shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation or other event of negotiation, drafting or execution hereof.
5. This Amendment No. 1 (including the attachments hereto) and the terms and conditions hereof shall constitute Confidential Information of each Party subject to Article 15 of the Agreement. The Parties agree to seek confidential treatment of this Amendment No. 1 and other Confidential Information from the FPSC to the maximum extent possible pursuant to Chapter 366.093, Florida Statutes, and Rule 25-22.006 of the Florida Administrative Code. In the event any Confidential Information will need to be disclosed in connection with any application for the FPSC approval of this Amendment No. 1 or the rates to be charged hereunder, FPUC shall consult and cooperate with Gulf Power prior to such disclosure, including, without limitation, in determining the extent to which confidential treatment will be sought for such terms, conditions and provisions.
[The next page is the signature page.]

EXECUTION VERSION	CONFIDENTIAL
IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 1 as of the date first written above.
GULF POWER COMPANY
      By and through its agent
      Southern Company Services, Inc.

BY:	/s/ Murry Weaver NAME: Murry Weaver
TITLE: Vice President, Southern Wholesale Energy
FLORIDA PUBLIC UTILITIES COMPANY

BY:	/s/ Jeff Householder NAME: Jeff Householder
TITLE: President

EXECUTION VERSION	CONFIDENTIAL
ATTACHMENT 1
REVISED SECTION D OF APPENDIX A OF THE AGREEMENT
D. Capacity Purchase.
The Capacity Purchase for the Year following each Calculation Year shall be rounded to the nearest kilowatt (kW), and shall be determined as follows:
1. Capacity Purchase for Years 2008 through 2010.
For each of the Years 2008, 2009 and 2010, the Capacity Purchase shall be equal to the greater of:
(1)	the lesser of:
(a)	the product of:
(i)	the Reserve Requirement plus one (1); multiplied by the

(ii)	Forecasted Northwest Annual Peak Demand.
Or
(b)	the product of:
(i)	one and one-hundredth (1.01) plus the Growth Rate; multiplied by the

(ii)	Capacity Purchase for the Calculation Year.
Or
(2)	the Capacity Purchase for the Calculation Year.
Notwithstanding the foregoing, the Capacity Purchase for Year 2008 shall be equal to the product of: (i) the Reserve Requirement plus one (1); multiplied by (ii) the Forecasted Northwest Annual Peak Demand.
Page 1 of Attachment 1

EXECUTION VERSION	CONFIDENTIAL
2. Capacity Purchase for Years after 2010.
For each Year of the Service Term after 2010, the Capacity Purchase shall be equal to the greater of:
(1)	the lesser of:
(a)	the product of:
(i)	the Reserve Requirement plus one (1); multiplied by the

(ii)	Forecasted Northwest Annual Peak Demand.
Or
(b)	the product of:
(i)	one and one-hundredth (1.01) plus the Growth Rate; multiplied by the

(ii)	Capacity Purchase for the Calculation Year.
Or
(2)	91 MW (“Capacity Minimum”) (subject to reduction for Year 2018 and/or Year 2019 under the circumstances described in Section E.2(b) of this Appendix A).
Page 2 of Attachment 1

EXECUTION VERSION	CONFIDENTIAL
ATTACHMENT 2
REVISED SECTION E OF APPENDIX A OF THE AGREEMENT
E. Reductions in Capacity Purchase.
1. Required Purchases from Third Parties.
If in any Year of the Service Term FPUC is required to purchase capacity from a third party under applicable Law pursuant to Section 3.4(ii) or (iii) and the Parties cannot agree upon feasible actions (if any) to be taken by either or both Parties such that FPUC can satisfy and/or comply with such Law for such Year while simultaneously leaving this Agreement in full force and effect as originally executed, then the Capacity Purchase calculated for such Year (or applicable portion thereof) pursuant to the provisions of this Appendix A shall be reduced by such amount necessary for FPUC to comply with applicable Law.
2. Expiration of the Marianna Franchise Agreement.
If during the Service Term, FPUC’s franchise agreement with the City of Marianna, Florida expires and is not renewed, extended or replaced (the date of such expiration being the “Marianna Expiration Date”), then the following shall apply as applicable:
(a) If Gulf Power and/or any of its Affiliates sells electric capacity to the City of Marianna after the Marianna Expiration Date, then for the period of time during the Service Term that Gulf Power and/or its Affiliates sells capacity to the City of Marianna, the Capacity Purchase to FPUC shall be reduced by the amount of capacity sold to the City of Marianna by Gulf Power and/or its Affiliates; provided, however, there shall be no such reduction if the Capacity Minimum has already been reduced by the Marianna Load Amount pursuant to subsection (b) below.
Page 1 of Attachment 2

EXECUTION VERSION	CONFIDENTIAL
(b) If neither Gulf Power nor any of its Affiliates sells electric capacity to the City of Marianna during the period of the Service Term after the Marianna Expiration Date, then commencing with the later of: (i) Year 2018, or (ii) the Year after the Year in which the Marianna Expiration Date occurs, the Capacity Minimum under Section D of this Appendix A shall be reduced by the Marianna Load Amount for purposes of calculating the Capacity Purchase for such Year (but in no event shall the Capacity Minimum be reduced for purposes of calculating the Capacity Purchase for any Year prior to 2018).
For purposes hereof, the Marianna Load Amount shall equal:
(1)	the sum of:
(a)	the Marianna Load Ratio times the Northwest Annual Peak Demand, each for the Peak Season of the third Year prior to the Year in which the Marianna Expiration Date occurs; plus

(b)	the Marianna Load Ratio times the Northwest Annual Peak Demand, each for the Peak Season of the second Year prior to the Year in which the Marianna Expiration Date occurs; plus

(c)	the Marianna Load Ratio times the Northwest Annual Peak Demand, each for the Peak Season of the first Year prior to the Year in which the Marianna Expiration Date occurs.
(2)	divided by three (3).
For purposes hereof, the Marianna Load Ratio for a given Peak Season shall equal the quotient of: (a) the aggregate total of all kWH of energy billed by FPUC for such Peak Season to retail customers in the City of Marianna franchise area; divided by (b) the aggregate total of all kWH of energy billed by FPUC for such Peak Season to all Northwest Division retail customers.
In no event shall a reduction in the Capacity Purchase under Section E.2(a) above and a reduction in the Capacity Minimum under Section E.2(b) above be effective concurrently.
Page 2 of Attachment 2

EXECUTION VERSION	CONFIDENTIAL
ATTACHMENT 3
ADDITION TO EXHIBIT 1 TO APPENDIX A OF THE AGREEMENT
Example Calculation of Capacity Purchase for Years After 2010
Note: All data is for example purposes only, and is not representative of actual or forecasted data. Calculation Year = 2010
A. Marianna Annual Peak Demand

Year	Peak Season MW	Transmission Loss Factor	Peak Season MW (after loss adj.)
2007	79.197	2.6%	81.311
2008	72.928	2.6%	74.875
2009	73.203	2.6%	75.157
2010	69.581	2.6%	71.438
Peak Season is defined as May through September
B. Growth Rate

(1)	(a)	-7.92%
	(b)	0.38%
	(c)	+ -4.95 -12.49	% %

(2)	-12.490% / 3 = -4.1600%
2011 Capacity Purchase: 91.000 MW
Page 1 of Attachment 3